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                    EXHIBIT (21.1) SUBSIDIARIES OF THE REGISTRANT

The voting stock of the following subsidiaries is 100% owned by the Registrant:


                                                             State or Sovereign
                                                                   of
    Name of Subsidiary                                          Incorporation
    ------------------                                       ------------------
         Energy West Resources, Inc. (formerly Vesta, Inc.)          Montana
         Montana Sun, Inc.                                           Montana
         Rocky Mountain Fuels, Inc.                                  Montana




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